Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports, which include explanatory language on the change in the Company's method of accounting for income taxes, dated September 13, 1994, on our audit of the consolidated financial statements and financial statement schedule of Data Broadcasting Corporation and Subsidiaries as of, and for the year ended, June 30, 1994. We also consent to the reference to our firm under the caption "Experts".


                                                     Coopers & Lybrand L.L.P.


New York, New York
February 10, 1997